Exhibit 99.1
2025Investor Presentation

Legal Disclaimer Cautionary Statement Regarding Forward-Looking Statements This presentation, including any oral statements made regarding the contents of this presentation, contains certain statements that are not historical facts that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this presentation the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about Bar Harbor Bankshares’ (the “Company”) future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) deterioration in the financial performance and/or condition of borrowers of Bar Harbor Bank & Trust (the “Bank” or “BHBT”), including as a result of the negative impact of inflationary pressures on our customers and their businesses resulting in significant increases in credit losses and provisions for those losses; (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (3) increased levels of other real estate owned, primarily as a result of foreclosures; (4) the impact of liquidity needs on our results of operations and financial condition; (5) competition from financial institutions and other financial service providers; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand or loan pricing; (8) adverse conditions in the national or local economies including in our markets throughout Northern New England; (9) changes in consumer spending, borrowing and saving habits; (10) the emergence and effects related to a future pandemic, epidemic or outbreak of an infectious disease, including actions taken by governmental officials to curb the spread of such an infectious disease, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; (11) the effects of civil unrest, international hostilities or other geopolitical events, including the war in Ukraine and recent hostilities in the Middle East; (12) lack of strategic growth opportunities or our failure to execute on available opportunities, including those related to our pending acquisition of Guaranty Bancorp, Inc., the parent company of Woodsville Guaranty Savings Bank; (13) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (14) our ability to effectively manage problem credits; (15) our ability to successfully implement efficiency initiatives on time and with the results projected; (16) our ability to successfully develop and market new products and implement technology effectively; (17) the impact of negative developments in the financial industry and United States and global capital and credit markets; (18) our ability to retain executive officers and key employees and their customer and community relationships; (19) our ability to adapt to technological changes; (20) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage; (21) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions; (22) changes in the reliability of our vendors, internal control systems or information systems; (23) ongoing competition in the labor markets and increased employee turnover; (24) the potential impact of climate change; (25) our ability to comply with various governmental and regulatory requirements applicable to financial institutions; (26) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments; (27) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (28) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions; (29) reductions in the market value or outflows of wealth management assets under management; (30) the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; and (30) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Report on Form 10-Q filed May 8, 2025, and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements, and you should consider these factors in connection with considering any forward-looking statements that may be made by us. We undertake no obligation to release publicly any revisions to any forward- looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law. 2

Legal Disclaimer Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense. The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. Please refer to the Appendix for more information about the non-GAAP financial measures, and reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. 3

A Bank that Thinks Differently • Employee and customer experience is the foundation of our performance, which leads to financial benefits to our shareholders, including a consistent history of expanding dividends. • Commitment to risk management • Service and sales driven culture with a focus on core business growth • Fee income is fundamental to our profitability through trust and treasury management services, customer derivatives, and secondary market mortgage sales • Expansion of our brand and business to deepen market presence • Geography, 135 year heritage, and performance are key while remaining true to a culture that has long-term commitment to our communities We take deposits from neighbors and lend to neighbors 4 Bar Harbor Bank & Trust is the only community bank headquartered in Northern New England with branches in Maine, New Hampshire and Vermont. The Bank is focused on exceptional Commercial, Retail and Wealth Management banking services in over 50 locations. Our business model balances earnings with growth by focusing on the following tenets:

Overview of Bar Harbor Bank & Trust • We strive to be one of the most profitable banks in New England; and to provide exceptional service to people, businesses and communities we serve • Business overview as of March 31, 2025 • Over 50 locations spanning Northern New England1 • $3.2 billion in AUM Bar Harbor Wealth Management division combined with our brokerage services • Commercial LPO office in Portland, Maine • Diverse fee income sources have been developed • Seasoned management team with strong market knowledge and industry experience • Track record of generating growth and expanding dividends • Employee and customer experience is the foundation of superior performance, which we believe leads to financial benefit to shareholders • Strong commitment to risk management • Continued commitment to expanding customer services and products, while growing and diversifying our non-interest income sources • Investment in process, products, technology, training and leadership • Expansion of the Bank’s brand and business to deepen market presence and leverage scale 5 Source: Company filings, includes banking, lending and wealth management service locations across ME, VT and NH 1Locations include banking, lending and wealth management services 2For a reconciliation of non-GAAP financial measures to the comparable GAAP measures, see the Appendix Bank Overview Key Statistics as of March 31, 2025 Assets $4,063 Net Loans $3,096 Deposits $3,297 Shareholder Equity $467 NPAs / Total Assets 0.32% Core Return on Average Assets2 1.04% Core Return on Average Equity2 9.09% Net Interest Margin2 3.17% Closing Stock Price $29.50 Market cap $452 Price / LTM Core EPS 10.31x Dividend Yield 4.07% ($ in millions except Stock Price)

Senior Executive Team Curtis C. Simard President & Chief Executive Officer • Joined as President & CEO of Bar Harbor Bank & Trust in June of 2013 • Served as Managing Director of Corporate Banking for TD Bank • Over 30+ years of industry experience SVP, Chief Human Resources Officer Alison DiPaola • Joined in June 2013 • Extensive human resources experience including being SHRM-SCP certified • Over 10+ years of industry experience Jason Edgar President, Bar Harbor Wealth Management • Joined in June of 2019 • Served as SVP, Director of Wealth Management at Berkshire Hills Bancorp and has over 20+ years industry experience Marion Colombo EVP, Director of Retail Delivery • Joined in February of 2018 • Over 30+ years of experience, including Market President of Retail for TD Bank in Boston John Mercier EVP, Chief Lending Officer • Joined in April of 2017 • Over 30+ years of experience in lending throughout the Northeast John Williams SVP, Chief Risk Officer • Joined in December of 2014 • 10+ years in various risk management roles within banking Joseph Scully SVP, Chief Information Officer & Director of Operations • Joined in January of 2015 • Over 30+ years of experience in operations, technology & security experience, including the Department of Defense and Financial Institutions 6 EVP, Chief Financial Officer & Treasurer Josephine Iannelli • Joined in October of 2016 • Served as EVP CFO and Treasurer of Berkshire Hills Bancorp as well as other various management positions at PNC • Over 25+ years of industry experience

Our Markets The Bank serves a wide range of markets in Maine, New Hampshire and Vermont. Within our markets, tourism, agriculture, and the working waterfront remain strong and continue to drive economic activity. These core markets have also maintained their strength through diversification into various services industries. Maine • 22 full-service branches in Downeast, Midcoast and Central Maine. • Primary market areas: Hancock, Knox, Washington, Kennebec and Sagadahoc counties. New Hampshire • 21 full-service branches and two stand-alone drive-up windows in New Hampshire. • Primary market areas: Nashua, Manchester, Concord, and Upper Valley, including Lebanon, Hanover, New London and Newport. Vermont • 10 full service-branches and one stand-alone drive-up window in Vermont. • Primary market areas: Central Vermont within the counties of Rutland, Windsor and Orange. 7 Note: Information as of March 31, 2025

Our strategy is working and the industry is taking notice 8

Fostering Sustainable Communities 9 As a community bank, we recognize that we are successful when our customers and communities prosper. We make significant investments in technology, our people, and branches. Note: Information as of December 31, 2024

Signed Definitive Merger Agreement in Q1 10 Note: Financials reflect bank level call report data for the quarter ended December 31, 2024 Source: S&P Capital IQ Pro Enhancing our New Hampshire Franchise

Merger with Guaranty Bancorp, Inc.

BAR HARBOR BANKSHARES

Pro Forma Combined Company

$4.8B	$3.9B	$3.6B	$512M
Total Assets	Total Deposits	Net Loans	Market Cap

Financially Attractive Acquisition

~30% 2026 EPS Accretion	**~2.3 Yrs** TBV Earnback Period
~10% TBV Dilution at Closing	**10.3%** CET1 Pro Forma at Closing
1.39% Guaranty Cost of Deposits	**+ 20bps** ROAA Accretion

Continued Expansion into Well-Known Markets



Maine
Vermont
New Hampshire

Note Pro Forma Combined Company balance sheet metrics reflect sum of reported December 31, 2024 data, excluding transaction adjustments. Estimated financial impact is presented for illustrative purposes only and includes purchase accounting marks and transaction related expenses. Estimated 2026 EPS Accretion excludes the impact of one-time transaction-related expenses; Market data as of March 7, 2025; Assumes transaction closes in the second half of 2025.
Source: S&P Capital IQ Pro; Company documents

11

Transaction Highlights 12 (1) Reflects fully phased-in after tax cost savings on Guaranty FY2024 noninterest expense base Note: Market data as of March 7, 2025

BHB Stock Dividend Rate • Deliver consistently high dividend yields 13 Peer Average calculated based on the peer group's public filings. Peer group defined in BHB 2025 Proxy, filed on March 31, 2025

BHB: Investment Summary • We set out to build a balanced Bank that is not reliant on any one business, with a strong risk-focused culture, and a judicious approach to managing capital through all market conditions. We do this by: • Growing market share as our high-touch, solutions-based service differentiates us from our competition • Focusing on core earnings as we balance growth with profitability • Growing core transactional deposits over the long-term • Adhering to a disciplined credit culture with historic low charge-off rates • Diligently managing our interest rate sensitivity • Expanding non-interest income as a percentage of total revenue • Managing non-interest expenses while selectively investing in infrastructure, digital platforms, call center, information technology and operations • We have a talented team and firm culture in place to implement our strategies in all economic environments 14

2024 Full Year Overview • Poised for Continued, Profitable Growth • 1.09% return on assets • 5% annualized total loan growth, 9% annualized commercial loan growth • 4% annualized non-maturity deposit growth • 3.15% net interest margin • 62% efficiency ratio1 • 0.31% non-performing assets ratio to total assets “Our business is based on longstanding, basic banking principles; take in deposits in the form of real currency and then lend that money back to our communities to make a meaningful difference. We remain committed to this while holding steadfast and resolute in navigating industry challenges, differentiating ourselves in the community bank space.” – Curtis C. Simard 15 1 For a reconciliation of non-GAAP measures to comparable GAAP measures, see the Appendix

Q1 2025 Overview • 1.02% return on assets • 8.88% return on equity • 3.17% net interest margin • 62% efficiency ratio1 • 0.32% non-performing assets ratio to total assets • Book value per share of $30.51 Vision Statement Bar Harbor Bankshares (BHB) is an independent community banking organization committed to working alongside its customers and employees to deliver top-quartile performance for shareholders. 16 1 For a reconciliation of non-GAAP measures to comparable GAAP measures, see the Appendix

Diversification of Non-Interest Income • We have diverse sources of non-interest income that continue to be a significant contribution in any rate environment • Mortgage production is opportunistically managed between balance sheet and secondary market sales • Bar Harbor Wealth Management, along with brokerage, continues to add new customers while navigating a tumultuous market breaching $3.2 billion in AUM 17 Trust & Wealth, 40% Customer Service Fees, 41% Mortgage Banking, 3% Customer Derivative Fees, 1% Other, 15% Non-Interest Income, 1Q 2023 Trust & Wealth, 44% Customer Service Fees, 44% Mortgage Banking, 3% Other, 9% Non-Interest Income, 1Q 2024 Trust & Wealth, 44% Customer Service Fees, 40% Mortgage Banking, 5% Customer Derivative Fees 2% Other, 9% Non-Interest Income, Q1 2025

Loans – Focus on Profitability • Continue to prudently evaluate our loan portfolio mix & strategy • As of Q1 2025, Commercial Loans have increased from 53% to 71% of the Loan Portfolio since Q1 2020 18

Credit-Oriented Culture Asset Quality Remained Strong at Q1 2025 • Non-accruing loans ended the quarter at 0.26% of total loans, which was up slightly from 0.22% for Q4 2024 • Net loan charge-offs were low at $73 thousand in Q1 2025. Full year 2024 net loan charge offs totaled $353 thousand. 19 • Loans 30 days past due at 3/31/2025 were 0.53% of total loans, compared to 0.65% at 12/31/2024 • Q1 2025 Allowance for Credit Losses for Loans was down slightly from Q4 and remains well funded at 0.92% of total loans. Q1 ACL for Loans was 348% of non-accruing loans. • Pass-rated loans ratio of 96%, with positive external feedback from independent Loan Review Delinquent & Non-performing Loans / Total Loans 1 The increase for Q4 2024 and Q1 2025 was primarily a function of timing given the 31st day lands on a business day and a group of customers typically make payments about 30 days in arrears which become reportable as overdue. Accordingly, we do not believe the increase was an indication of deteriorated credit quality.

Commercial Real Estate – Office Exposure Office portfolio remains sound amid industry challenges Total outstanding office loans of $246 million, or ~ 7.9% of total loans, at Q1 2025 • 85% of total Office Exposure is pass-rated, with 8% rated Substandard or worse • Weighted average risk rating of 4.13 for Office, compared to 4.07 for total portfolio 20 • 95% of total office exposure within New England market area, with a focus on suburban markets • Largest office exposure is a $29MM RR3 credit, with a 61% LTV. • Exposure is spread across 57 relationships and 93 loans • Total commitments of $254 million include undrawn LOCs and SWAP exposure Commercial Real Estate – Office ($000s)

Asset Quality 21 - 20 40 60 80 100 120 140 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Thousands Net Charge Offs $ 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 NPAs as a % of Total Assets 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Non-Performing Loans as a % of Total Loans 0.85% 0.86% 0.87% 0.88% 0.89% 0.90% 0.91% 0.92% 0.93% 0.94% 0.95% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Allowance for Credit Losses as a % of Total Loans (period end)

Deposits – Maintain Portfolio Composition 22 • Stable and consistent deposit trends

Continued Commitment to Strong Capital 23 Note: The blue horizontal lines indicate minimum required levels for “well-capitalized” banks 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Total Capital to Risk-Weighted Assets 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 CET 1 Capital to Risk-Weighted Assets 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Tier 1 Capital to Risk-Weighted Assets $0.26 $0.27 $0.28 $0.29 $0.30 $0.31 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Cash Dividend Paid Per Share

Interest Rate Sensitivity Position 24 • The Bank’s net interest income (“NII”) sensitivity is slightly asset sensitive as the bank continues to optimize its mix of higher yielding rate sensitive variable rate assets and lower yielding but less rate sensitive fixed rate assets. • Economic value of equity (“EVE”) is slightly liability sensitive, with Asset/Swap duration (2.2) and Liability duration (2.2) closely matched to minimize risk • Continue to enhance and expand our use of models within the organization, strengthening various asset/liability assumptions and testing methods

Investor Relations Contact Information 25 Facebook @BHBTsocial LinkedIn Bar Harbor Bank & Trust Instagram @BHBTSocial Connect with us on Social Media Visit our Website barharbor.bank/shareholder-relations Contact by Phone 207-288-2637 Write to us at Bar Harbor Bankshares Attn: Investor Relations PO Box 400 Bar Harbor, ME 04609-0400 Contact by Email investorrelations@barharbor.bank

Historical Financial Performance

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted	Audited For the Year Ended,					Unaudited For the Quarter Ended,				
	2020Y	2021Y	2022Y	2023Y	2024Y	2024Q1	2024Q2	2024Q3	2024Q4	2025Q1
Balance Sheet										
Total Assets	$3,724	$3,709	$3,910	$3,971	$4,083	$3,959	$4,034	$4,030	$4,083	$4,063
Total Loans	2,563	2,532	2,903	2,999	3,147	3,012	3,064	3,082	3,147	3,124
Total Deposits	2,906	3,049	3,043	3,141	3,268	3,127	3,140	3,261	3,268	3,297
Capital										
Total Equity	$407	$424	$393	$432	$458	$436	$439	$460	$458	$467
Tang. Common Equity / Tang. Assets	7.78%	8.32%	7.09%	8.00%	8.46%	8.13%	8.06%	8.61%	8.46%	8.73%
Tier 1 Leverage Ratio	8.12%	8.66%	9.21%	9.70%	10.30%	9.92%	10.01%	10.09%	10.30%	10.30%
Total Risk-Based Capital Ratio	13.56%	14.31%	13.50%	14.24%	13.47%	14.36%	14.29%	14.37%	13.47%	13.69%
Earnings & Profitability										
Net Income	$33.2	$39.3	$43.6	$44.9	$43.5	$10.1	$10.3	$12.2	$11.0	$10.2
Core ROAA	0.93%	1.10%	1.17%	1.15%	1.09%	1.03%	1.02%	1.20%	1.09%	1.04%
Core ROAE	8.68%	9.87%	10.96%	10.96%	9.72%	9.32%	9.25%	10.68%	9.57%	9.09%
Net Interest Margin	2.97%	2.88%	3.36%	3.29%	3.15%	3.14%	3.09%	3.15%	3.17%	3.17%
Efficiency Ratio	61.70%	61.18%	59.08%	58.47%	61.83%	62.71%	62.78%	62.09%	59.84%	62.00%
Asset Quality										
NPLs / Loans	0.48%	0.40%	0.23%	0.18%	0.22%	0.23%	0.20%	0.23%	0.22%	0.26%
NPAs / Assets	0.33%	0.27%	0.17%	0.14%	0.31%	0.17%	0.16%	0.18%	0.31%	0.32%
Reserves / Loans	0.74%	0.90%	0.89%	0.94%	0.91%	0.94%	0.94%	0.94%	0.91%	0.92%
NCOs / Average Loans	0.07%	0.01%	-0.01%	0.00%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%
Yield and Cost										
Yield on Earning Assets	3.87%	3.33%	3.73%	4.85%	5.18%	5.10%	5.18%	5.24%	5.14%	5.16%
Cost of Interest Bearing Deposits	0.78%	0.36%	0.31%	1.57%	2.37%	2.26%	2.35%	2.45%	2.41%	2.31%
Cost of Total Interest Bearing Liabilities	0.96%	0.59%	0.49%	1.99%	2.58%	2.48%	2.64%	2.66%	2.54%	2.52%

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Non-GAAP to GAAP Reconciliations

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited For the Year Ended, 2020Y	2021Y	2022Y	2023Y	2024Y	Unaudited 2024Q1	2024Q2	2024Q3	2024Q4	2025Q1
Net income		$ 33,244	$ 39,299	$ 43,557	$ 44,852	$ 43,544	$ 10,095	$ 10,257	$ 12,193	$ 10,999	$ 10,211
Non-core items:											
Gain on sale of securities, net		(5,445)	(2,870)	(53)	(34)	(50)	—	(50)	—	—	—
(Gain) loss on sale of premises and equipment, net		(32)	378	10	182	(192)	(15)	(248)	—	71	90
(Gain) loss on other real estate owned		355	—	—	—	—	—	—	—	—	—
Loss on debt extinguishment		1,351	2,851	—	—	—	—	—	—	—	—
Acquisition, conversion and other expenses		5,801	1,667	266	283	20	20	—	—	—	239
Income tax expense [1]		(481)	(479)	(51)	(104)	53	(1)	71	—	(17)	(80)
Total non-core items		1,549	1,547	172	327	(169)	4	(227)	—	54	249
Core earnings [2]	(A)	$ 34,793	$ 40,846	$ 43,729	$ 45,179	$ 43,375	$ 10,099	$ 10,030	$ 12,193	$ 11,053	$ 10,460
Net interest income	(B)	$ 99,180	$ 95,573	$113,681	$117,675	$113,839	$ 28,055	$ 27,759	$ 28,958	$ 29,067	$ 29,007
Non-interest income		42,907	41,877	34,647	35,073	36,888	8,386	9,457	9,653	9,392	8,918
Total revenue		142,087	137,450	148,328	152,748	150,727	36,441	37,216	38,611	38,459	37,925
Gain on sale of securities, net		(5,445)	(2,870)	(53)	(34)	(50)	—	(50)	—	—	—
Total core revenue [2]	(C)	$ 136,642	$134,580	$148,275	$152,714	$150,677	$ 36,441	$ 37,166	$ 38,611	$ 38,459	$ 37,925
Total non-interest expense		$ 94,811	$ 90,124	$ 90,579	$ 92,723	$ 95,987	$ 23,488	$ 23,842	$ 24,772	$ 23,885	$ 24,651
Non-core expenses:											
Gain (loss) on sale of premises and equipment, net		32	(378)	(10)	(182)	192	15	248	—	(71)	(90)
Gain (loss) on other real estate owned		(355)	—	—	—	—	—	—	—	—	—
Loss on debt extinguishment		(1,351)	(2,851)	—	—	—	—	—	—	—	—
Acquisition, conversion and other expenses		(5,801)	(1,667)	(266)	(283)	(20)	(20)	—	—	—	(239)
Total non-core expenses		(7,475)	(4,896)	(276)	(465)	172	(5)	248	—	(71)	(329)
Core non-interest expense [2]	(D)	$ 87,336	$ 85,228	$ 90,303	$ 92,258	$ 96,159	$ 23,483	$ 24,090	$ 24,772	$ 23,814	$ 24,322

(Continued)

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Non-GAAP to GAAP Reconciliations (continued)

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited					Unaudited				
		For the Year Ended,									
		2020Y	2021Y	2022Y	2023Y	2024Y	2024Q1	2024Q2	2024Q3	2024Q4	2025Q1
Total revenue		$ 142,087	$137,450	$148,328	$152,748	$150,727	$ 36,441	$ 37,216	$ 38,611	$ 38,459	$ 37,925
Total non-interest expense		94,811	90,124	90,579	92,723	95,987	23,488	23,842	24,772	23,885	24,651
Pre-tax, pre-provision net revenue	(S)	$ 47,276	$ 47,326	$ 57,749	$ 60,025	$ 54,740	$ 12,953	$ 13,374	$ 13,839	$ 14,574	$ 13,274
Core revenue[2]		$ 136,642	$134,580	$148,275	$152,714	$150,677	$ 36,441	$ 37,166	$ 38,611	$ 38,459	$ 37,925
Core non-interest expense[2]		87,336	85,228	90,303	92,258	96,159	23,483	24,090	24,772	23,814	24,322
Core pre-tax, pre-provision net revenue[2]	(U)	$ 49,306	$ 49,352	$ 57,972	$ 60,456	$ 54,518	$ 12,958	$ 13,076	$ 13,839	$ 14,645	$ 13,603
(in millions)											
Average earning assets	(E)	$ 3,397	$ 3,373	$ 3,425	$ 3,623	$ 3,677	$ 3,645	$ 3,665	$ 3,728	$ 3,721	$ 3,781
Average assets	(F)	3,758	3,718	3,747	3,934	3,986	3,938	3,960	4,027	4,019	4,077
Average shareholders' equity	(G)	401	414	399	412	446	436	436	454	460	466
Average tangible shareholders' equity [2] [3]	(H)	273	288	273	288	323	312	312	330	336	343
Tangible shareholders' equity, period-end [2] [3]	(I)	284	298	268	308	335	312	315	336	335	344
Tangible assets, period-end [2] [3]	(J)	3,598	3,583	3,784	3,847	3,960	3,835	3,910	3,906	3,960	3,940
Common shares outstanding, period-end	(K)	14,916	15,001	15,083	15,172	15,280	15,212	15,232	15,268	15,280	15,317
Average diluted shares outstanding	(L)	15,272	15,045	15,112	15,195	15,311	15,270	15,275	15,326	15,346	15,393
Core earnings per share, diluted [2]	(A/L)	$ 2.28	$ 2.72	$ 2.89	$ 2.95	$ 2.84	$ 0.66	$ 0.66	$ 0.80	$ 0.72	$ 0.68
Tangible book value per share, period-end [2]	(I/K)	18.77	19.86	17.78	20.28	21.93	20.48	20.68	22.02	21.93	22.47
Tangible shareholders' equity/total tangible assets [2]	(I/J)	7.78	8.32	7.09	8.00	8.46	8.13	8.06	8.61	8.46	8.73

(Continued)

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Non-GAAP to GAAP Reconciliations (continued)

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited For the Year Ended, 2020Y	2021Y	2022Y	2023Y	2024Y	Unaudited 2024Q1	2024Q2	2024Q3	2024Q4	2025Q1
Performance ratios (4)											
GAAP return on assets		0.88%	1.06%	1.16%	1.14%	1.09%	1.03%	1.04%	1.20%	1.09%	1.02%
Core return on assets (2)	(A/F)	0.93	1.10	1.17	1.15	1.09	1.03	1.02	1.20	1.09	1.04
Pre-tax, pre-provision return on assets	(S/F)	1.26	1.27	1.54	1.53	1.37	1.32	1.36	1.37	1.44	1.32
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.31	1.33	1.49	1.54	1.37	1.32	1.33	1.37	1.45	1.35
GAAP return on equity		8.29	9.50	10.91	10.88	9.75	9.32	9.46	10.68	9.52	8.88
Core return on equity (2)	(A/G)	8.68	9.87	10.96	10.96	9.72	9.32	9.25	10.68	9.57	9.09
Return on tangible equity		12.45	13.92	16.20	15.84	13.72	13.26	13.44	14.90	13.23	12.27
Core return on tangible equity (1) (2)	(A+Q)/H	13.02	14.46	16.26	15.96	13.67	13.27	13.15	14.90	13.29	12.57
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	61.70	61.18	59.08	58.47	61.83	62.71	62.78	62.09	59.84	62.00
Net interest margin, fully taxable equivalent (2)	(B+P)/E	2.97	2.88	3.36	3.29	3.15	3.14	3.09	3.15	3.17	3.17
Supplementary data (in thousands)											
Taxable equivalent adjustment for efficiency ratio	(N)	$ 2,477	$ 2,330	$ 2,020	$ 2,392	$ 2,455	$ 523	$ 528	$ 686	$ 718	$ 717
Franchise taxes included in non-interest expense	(O)	477	528	583	638	538	70	191	138	139	131
Tax equivalent adjustment for net interest margin	(P)	1,853	1,653	1,398	1,550	1,905	388	389	550	578	568
Intangible amortization	(Q)	1,024	940	932	932	932	233	233	233	233	233

(1) Assumes a marginal tax rate of 24.26% in the first quarter 2025, 23.73% in the fouth quarter 2024, 23.82% in the second and third quarter 2024, 24.01% in the first quarter 2024 and the fourth quarter 2023, 23.80% for the first three quarters of 2023, 23.53% for the fourth quarter 2022, 23.41% for 2021, 23.71% for 2020.

(2) Non-GAAP financial measure.

(3) Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.

(4) All performance ratios are based on average balance sheet amounts, where applicable.

(5) Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

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